EXHIBIT 4.1

                             SENTIGEN HOLDING CORP.

                           ---------------------------

                             SUBSCRIPTION AGREEMENT

                           ---------------------------






                                  INSTRUCTIONS

                IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
           SIGNIFICANT REPRESENTATIONS ARE CONTAINED IN THIS DOCUMENT.

               THERE ARE TWO AGREEMENTS ATTACHED. BOTH AGREEMENTS
                  NEED TO BE COMPLETED AND EXECUTED AS FOLLOWS:

1. Fill in the missing information on Page 1.

2. Individual Investors must complete Question 7.7 and sign the signature page on Pages 4 and 8.

3. Entity Investors must complete Question 7.8 (certain persons affiliated with the entity may be required to complete Question 7.7 and sign on page 4) and sign the signature page on Page 9.

                       DELIVER THE EXECUTED AGREEMENTS TO:

                            GRAUBARD MOLLEN & MILLER
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                        ATTENTION: DANIELLE GHORRA, ESQ.

                ALONG WITH PAYMENT FOR THE SHARES SUBSCRIBED FOR.




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                          Print Name of Subscriber ----------------------------


                             SUBSCRIPTION AGREEMENT

 IMPORTANT: Please refer to Schedule 1 commencing on page 10 when reviewing this document. The Schedule is incorporated herein and made a part hereof.

The Company and the Investor hereby agree as follows:

         1. Subscription for Shares. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase $__________ of the securities being offered by SENTIGEN HOLDING CORP. ("Sentigen" or "Company") described on Schedule 1 hereto ("Shares") upon the terms and conditions of the offering ("Offering") described in this Agreement and Schedule 1. Graubard Mollen & Miller ("GM&M" or the "Escrow Agent") is acting as the Escrow Agent for the Offering.

         2. Offering Period. The Shares are currently being offered by the Company through the date set forth on Schedule 1 ("Termination Date").

         3. Investor Delivery of Documents and Payment. I hereby tender to GM&M, as Escrow Agent for the Company (i) the full purchase price by check or wire in accordance with the instructions set forth on Schedule 1 and (ii) two manually executed copies of this Subscription Agreement. Prior to the earlier of a Closing (as defined in Section 5 hereof) or the Termination Date, my check or wire transfer will be held by GM&M in a non-interest bearing escrow account subject to the terms and conditions herein and in the escrow agreement between GM&M, as escrow agent, and the Company. If the Company does not receive and accept the minimum subscriptions required to have a Closing as set forth on
Schedule 1 by the Termination Date, my payment will be returned to me without interest or deduction.

         4. Acceptance or Rejection of Subscription. The Company has the right to reject this subscription for Shares, in whole or in part for any reason and at any time prior to the Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription. In the event of the rejection of this subscription, my payment will be returned promptly to me without interest or deduction and this Subscription Agreement will have no force or effect. The Shares subscribed for herein will not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and the Closing with respect to my subscription has occurred.

         5. Closing and Delivery of Shares. The closing of the Offering ("Closing") may occur at the office of GM&M at any time prior to the Termination Date and after the sale by the Company of the required amount as set forth on
Schedule 1, as determined by the Company. In the event my subscription is accepted and there is a Closing, my payment will be released to the Company and the certificates representing the Shares will be delivered promptly to me, along with a fully executed version of this Agreement.

         6. Offering to Accredited Investors. This Offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 501 promulgated thereunder, and is being made without registration under the Securities Act in reliance upon the exemptions contained in Sections 3(b), 4(2) and/or 4(6) of the Securities Act and applicable state securities laws. As indicated by my responses on page 4 or





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5 hereof, the Investor is an "accredited investor" within the meaning of Section
2(15) of the Securities Act and Rule 501 promulgated thereunder.

         7. Investor Representations and Warranties. I acknowledge, represent and warrant to the Company as follows:

             7.1 Obligations of the Company and the Investor. The Company has no obligation to me other than as set forth in this Agreement, including but not limited to the obligations described in Section 7.1 at Schedule 1. I have read and agree to the restrictions set forth in Section 7.1 of Schedule 1. I am aware that, except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive my death or disability. In order to induce the Company to issue and sell the Shares to me, I represent and warrant that the information relating to me stated herein is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Shares becomes effective. If, prior to the final consummation of the offer and sale of the Shares, there should be any change in such information or any of such information becomes incorrect or incomplete, I agree to notify the Company and supply the Company promptly with corrective information.

              7.2 Information About the Company.

                  (a) I have read the Confidential Private Placement Memorandum dated September 29, 2000 relating to the Offering ("Memorandum") and all exhibits listed therein and fully understand the Memorandum, including the Section entitled "Risk Factors" and its exhibits, including any business plans or financial projections of the Company. I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of verifying the information included in the Memorandum and exhibits thereto, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the offering of the Shares and the business and operations of the Company and all such questions have been answered to my full satisfaction. I have also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. I have received all information and materials regarding the Company that I have reasonably requested. After my reading of the materials about the Company, I understand that there is no assurance as to the future performance of the Company. I have not relied on information other than what can be found in the Memorandum in making my decision to invest in the Shares.

                  (b) I have received no representation or warranty from the Company or any of its respective officers, directors, employees or agents in respect of my investment in the Company. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          7.3 Speculative Investment. I am aware that the Shares are a speculative investment that involves a high degree of risk including, but not limited to, the risk of losses from operations of the Company and the total loss of my investment. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative (as defined in Regulation


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D) in connection with evaluating such merits and risks and have relied solely upon my own investigation in making a decision to invest in the Company. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment. I believe that the investment in the Shares is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company. The investment in the Company does not constitute all or substantially all of my investment portfolio.

             7.4 Restrictions on Transfer. I understand that (i) the Shares have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company, and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. I acknowledge that there is no assurance that the Company will file any Registration Statement for the Shares I am purchasing, that such Registration Statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I sell the Shares registered thereon.

                  7.5 Limited Market for Shares. I am purchasing the Shares for my own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the Shares, nor with any present intention of selling or otherwise disposing of all or any part of the Shares. I understand that there is a limited market at present and there may not be any market in the future for the Shares. I agree that (i) the purchase of the Shares is a long-term investment, (ii) I may have to bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Securities Act and may never be registered and, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register the Shares, except as may be set forth in Section 7.1 of Schedule 1, or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. I hereby authorize the Company to place a legend denoting the restrictions on the certificates representing the Shares.

                  7.6 Entity Authority. If the Investor is a corporation, partnership, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement and Investor Information Statement on behalf of such entity has been duly authorized by such entity to do so.

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       7.7 Accredited Investor Status For Individuals. (INVESTORS
THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, REVOCABLE TRUSTS, IRREVOCABLE TRUSTS, EMPLOYEE BENEFIT PLAN TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS SHOULD IGNORE THE FOLLOWING QUESTIONS AND PROCEED TO SECTION 7.8).

         (a) I am an accredited investor within the meaning of Section
2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):

               |_| My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.

               |_| If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.

               |_| My individual or joint (together with my spouse) net worth (including my home, home furnishings and automobiles) exceeds $1,000,000.

          (b)   The aggregate value of my assets is approximately $___________.

          (c)   My aggregate liabilities are approximately $___________.

          (d)   My current and expected income is:


                 YEAR                        INCOME
                 ----                        ------
           2000 (estimated)             $

             1999 (Actual)              $

             1998 (Actual)              $


         Individual Investors may skip to Section 7.9 on page 6. Each person associated with an Entity Investor who is required under Section 7.8 to separately complete the questions in this Section 7.7 must sign the below confirmation:

                  I hereby confirm the answers to Section 7.7 are true and correct in all respects as of the date hereof and will be on the date of the purchase of Shares.

                  Executed this ____ day of ________, 200__.

                  Signature:
                                    -------------------------------------
                  Print Name:
                                    -------------------------------------

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           7.8    Accredited Investor Status for Entities.  (INVESTORS WHO ARE
INDIVIDUALS SHOULD IGNORE THESE QUESTIONS.)

                  (a)    The entity is a (check applicable box):

                    |_|  Corporation

                    |_|  Limited Liability Company

                    |_|  Partnership

                    |_|  Revocable Trust

                    |_| Irrevocable Trust (if the Investor is an Irrevocable Trust, a supplemental questionnaire must be completed by the person directing the decision for the trust. Please contact Danielle Ghorra, Esq. at (212) 818-8877 for a copy of such supplemental questionnaire.)

                    |_|  Employee Benefit Plan Trust

                    |_|  Individual Retirement Account (If you are an IRA, skip
                         (b))

                  (b)     Check all boxes which apply:

                    |_| The Entity was not formed for the specific purpose of investing in the Company

                    |_| The Entity has total assets in excess of $5 million dollars

                    |_| For Employee Benefit Plan Trusts Only: The decision to invest in the Company was made by a plan fiduciary, as defined in Section 3(21) of ERISA, who is either a bank, insurance company or registered investment advisor.

                 (c) If you did not check the first two of the three boxes in Question (b) or if the Entity is an Individual Retirement Account, a Self-directed Employee Benefit Plan Trust or an Irrevocable Trust, list the name of each person who:

                    (i) owns an equity interest in the Entity (i.e., each shareholder if the Entity is a corporation, each member if the Entity is a limited liability company and each partner if the Entity is a partnership); or

                    (ii) is a grantor for the revocable trust or Individual
                         Retirement Account; or

                    (iii) is the person making the investment decision for a
                         self-directed Employee Benefit Plan Trust; or

                    (iv) is the person making the investment decisions for an
                         Irrevocable Trust.

    ---------------------------               --------------------------

    ---------------------------               --------------------------

       EACH PERSON LISTED ABOVE MUST SEPARATELY COMPLETE AND SUBMIT TO THE
            COMPANY THE ANSWERS TO QUESTION 7.7 AND SIGN THE WRITTEN
                     CONFIRMATION AT THE END OF SECTION 7.7.


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                  7.9 No Offer Until Determination of Suitability. I acknowledge that any delivery to me of the documents relating to the Offering of the Shares prior to the determination by the Company of my suitability will not constitute an offer of the Shares until such determination of suitability is made.

                  7.10 For Florida Residents. The Shares have not been registered under the Securities Act of 1933, as amended, or the Florida Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the Offering. The Shares cannot be sold, transferred, or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the Securities Act of Florida, if such registration is required. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in the Rule that the Company can obtain without unreasonable effort or expense.

         8. Indemnification. I hereby agree to indemnify and hold harmless the Company and its officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained herein, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.

         9. Severability; Remedies. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void parts were deleted.

         10. Governing Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.



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          11. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

          12. Benefit. This Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

         13. Notices. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. All communications to me should be sent to my preferred address on the signature page hereto. All communications to the Company should be sent to the addresses set forth on Schedule 1. Each party may designate another address by notice to the other parties.

         14. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

         15. Section Headings. Section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

         16. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Shares.

         17. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.



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         SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION
         ---------------------------------------

Name: ___________________     Name of  Joint Investor (if any): _______________

Residence Address:  ___________________________________________________________

Telephone:  (H) ___________________ (W) _____________________ Fax _____________

Occupation: _________________________   Employer: _____________________________

Business Address: _____________________________________________________________

Send communications to:

                        |_|    Home      |_|    Office        |_|    E-Mail:

                        E-mail address: ____________________________________

Age:  _______________

Social Security Number:  ____________________

Check manner in which Shares are to be held:

|_|   Individual       |_|    Tenants in     |_|    Joint Tenants with
      Ownership               Common                Right of Survivorship
                                                    (both parties must sign)
|_|   Community                              |_|    Other (please indicate)
      Property                                      __________________


ALL INVESTORS MUST SIGN AND PRINT        The foregoing subscription is accepted
NAME BELOW:                              and the Company hereby agrees to be
                                         bound by its terms.
Signature:  _________________________    SENTIGEN HOLDING CORP.
Print Name: _________________________
Signature:  _________________________    By:__________________________________
Print Name:___________________________      Name:
                                            Title:
                                            Date:




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SIGNATURE PAGE FOR ENTITY INVESTORS - COMPLETE ALL INFORMATION
-----------------------------------

Name of Entity: ______________________________________________________________

Address of Principal Office:  ________________________________________________

Telephone:   ___________________          Fax:  ___________________

Taxpayer Identification Number:  ______________________

Check type of Entity:


|_|  Employee Benefit    |_| Limited      |_|  General      |_|  Individual
     Plan Trust              Partnership       Partnership       Retirement
                                                                 Account

|_|  Limited Liability   |_| Trust        |_|  Corporation  |_|  Other (please
     Company                                                     indicate)
                                                                  _____________

Date of Formation or incorporation: ___________   State of Formation or
                                                  incorporation: __________

Describe the business of the Entity: _______________________________________


List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

Name                Position           Authority for this investment (yes or no)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


ALL INVESTORS MUST SIGN AND PRINT     The foregoing subscription is accepted and
NAME BELOW:                           the Company hereby agrees to be bound by
                                      its terms.
                                      SENTIGEN HOLDING CORP.
----------------------------------
Signature of Authorized Signatory:
Name:
Title:
                                      By:__________________________________
                                         Name:
                                         Title:
                                         Date:

                                   SCHEDULE 1

1. Subscription. SENTIGEN HOLDING CORP. ("Sentigen" or the "Company") is offering 830,000 shares of common stock, par value $.01 per share ("Shares") of the Company, at a purchase price of $6.00 per Share.

2.   Offering Period. The Company is offering the Shares until the earlier of
     (i) the date by which all the Shares being offered are sold, or (ii) thirty
     (30) days after the date of the Memorandum, unless such latter date is extended, without notice to the subscriber, by the Company to a date not later than an additional thirty (30) days thereafter ("Termination Date").

3. Purchase. If you are tendering a check, make it payable to "Graubard Mollen & Miller, as attorneys for Sentigen Holding Corp." If you are paying by wire transfer, please instruct your bank to wire funds to:

                           Bankers Trust Company
                           280 Park Avenue
                           New York, New York  10017
                           ABA Routing Number: 021001033
                           Attn.:  Florence Blanchard

                           For credit to:
                           Graubard Mollen & Miller
                           Attorney Trust Account - IOLA Funds
                           Account No. 35228777

                  All wires should stipulate the name of the subscriber, including those sent by brokers or other agents.

                  Prior to wiring funds, please contact Rosemary Perdue at (212) 818-8745 and give her the following information:

                  (1)      when the money will be wired;
                  (2) the name and address of the bank from which the money is being wired; and
                  (3)      the exact dollar amount being wired.

4.   Not applicable.

5. Closing. The Offering is being made on an "all or none" basis. In order for the Offering to close, the Company must receive and accept subscriptions for 830,000 Shares ($4,980,000).

6.   Not applicable.

7.1      Obligations of the Company and the Investor

         A.    Registration Rights.

               (1) Company's Obligation to Register. Within six months after the date of the Closing, the Company shall file a Registration Statement ("Registration Statement") under the

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         Securities Act of 1933 ("Securities Act") with the Securities and
         Exchange Commission ("SEC") registering for resale the Shares purchased in the Offering. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC and be kept current and effective until all the Shares registered thereunder are sold or can be sold freely under an appropriate exemption, without limitation.

                  (2) Covenants. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Shares under the Securities Act, the Company shall:

                           (a) file with the Commission a Registration Statement with respect to such Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

                           (b) use its best efforts to prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof), and to keep the Registration Statement effective until the earlier of the date which all of the Shares are sold and the date that the Shares may be sold pursuant to Rule 144 without restrictions;

                           (c) as expeditiously as possible furnish to each holder of the Shares sold in this Offering ("Holder") such reasonable numbers of copies of the Prospectus which forms a part of the Registration Statement, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investor may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by such Investor;

                           (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as the Investors shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Investors to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Investor; provided, however, that the Company shall not be required in connection with this paragraph to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                           (e) as expeditiously as possible, cause all such Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                           (f) promptly arrange the services of a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                           (g) as expeditiously as possible, notify each Investor, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

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                           (h) as expeditiously as possible following the
         effectiveness of such Registration Statement, notify each seller of such Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

                           If the Company has delivered a Prospectus to the Investors and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Investors and, if requested, the Investors shall immediately cease making offers of Shares and return all Prospectuses to the Company or affix a sticker to the Prospectuses which is provided by the Company. If returned, the Company shall promptly provide the Investors with revised Prospectuses and, following receipt of the revised Prospectuses, the Investors shall be free to resume making offers of the Shares.

                           (4) Fees and Expenses. In any registration statement in which Shares are included pursuant to this Section, the Company shall bear all expenses and pay all fees incurred in connection therewith, excluding underwriting discounts and commissions payable with respect to the Shares and the fees and expenses of any professionals engaged by the Holders, but including the expenses of providing a reasonable number of copies of the prospectus contained therein to the Holders.

                           (5) Indemnification by Company. The Company shall indemnify the Holders of the Shares to be sold pursuant to any registration statement hereunder, the officers and directors of each Holder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any state securities law or regulation, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Shares; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in conformity with, written information furnished to the Company by and with respect to such registered Holders ("Purchaser Information") expressly for use in any preliminary prospectus, the registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be, or unless the indemnities failed to deliver a final prospectus in which the material misstatement or omission was corrected. The Company agrees promptly to notify such Investors of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Shares or in connection with the registration statement or prospectus.

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


                           (6) Elimination of Registration Rights.
         Notwithstanding anything to the contrary in Sections 1 and 2 above, no Holder of Shares shall be entitled to have such securities registered under the Securities Act in accordance with the provisions of such Sections if, (a) in the opinion of counsel to the Company, they may be sold without restriction pursuant to Rule 144(k) promulgated under the Securities Act and any restrictive legends under the Securities Act are removed from the certificates representing such securities and any stop transfer order for such certificates is removed; or (b) the Holder has not complied with the Company's request for information typically included in registration statements with respect to the sellers of securities and their ownership of securities.

                           (7) Successors and Assigns. The registration rights granted to the Holders inure to the benefit of all the Holders' successors, heirs, pledges, assignees, transferees and purchasers of the Shares.

8.-12.   Not applicable.

13.      Notices.  All communications to the Company should be sent to:

                  SENTIGEN HOLDING CORP.
                  580 Marshall Street
                  Phillipsburg, New Jersey 08865
                  Attention: Joseph K. Pagano, President and Chairman
                  Tel.:  (800) 543-6029
                  Fax:  (908)454-4792

         with copies to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York 10016
                           Attention: David Alan Miller, Esq.
                           Tel: (212) 818-8661
                           Fax:  (212) 818-8881

14.-17.  Not applicable.



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